NEWS

For Immediate Release

Editorial Contact: Ronda Grech Vitesse +1.805.388.3700 pressrelations@vitesse.com

Vitesse Announces Resignation of Alex Daly from Board of Directors

CAMARILLO, Calif. — October 17, 2007 — Vitesse Semiconductor Corporation (Pink Sheets: VTSS) today announced the resignation of Alex Daly as a director of the Company. Mr. Daly submitted his resignation on October 15, 2007 and it is effective immediately.

“Since 1998, Alex has served as a director. We thank him for this extended service to Vitesse,” said Christopher R. Gardner, chief executive officer of Vitesse. “We would also like to recognize him for his continued energy during the last year as the Company continues on its path of making operational improvements and achieving substantial gains in critical financial and operating metrics.”

As previously disclosed, the board has sought shareholders’ active participation in the recruiting of new directors and has retained the executive search firm Russell Reynolds Associates to independently evaluate proposed board candidates.

About Vitesse

Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro, and Core applications. Additional company and product information is available at www.vitesse.com.

Vitesse is a registered trademark in the United States and/or other jurisdictions of Vitesse Semiconductor Corporation. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

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Safe Harbor

Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that that are based on management's current expectation, and involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by Vitesse with the Securities and Exchange Commission and include the fact that we have previously disclosed restatement of our financial statements and the fact that we have not filed all of our reports required by the Securities Exchange Act of 1934. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance and that actual results of the company could differ materially from those expressed in or implied by any such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.